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LIST OF SUBSIDIARIES                                                EXHIBIT 21.1

GLIMCHER REALTY TRUST ("GRT") HAS THE FOLLOWING SUBSIDIARIES:

1.   Glimcher Properties Corporation, a Delaware corporation (100% shareholder);

2. Glimcher Properties Limited Partnership, a Delaware limited partnership (approximately 92% limited partnership interest);

3.   Glimcher Johnson City, Inc., a Delaware corporation (100% shareholder);

4.   Glimcher Dayton Mall, Inc. a Delaware corporation (100% shareholder);

5.   Glimcher Colonial Trust, a Delaware business trust (100% shareholders);

6. Glimcher Colonial Park Mall, Inc., a Delaware corporation (100% shareholder);

7.   Glimcher Tampa, Inc., a Delaware corporation (100% shareholder );

8.   Glimcher Auburn, Inc., a Delaware corporation (100% shareholder);

9.   Glimcher Weberstown, Inc., a Delaware corporation (100% shareholder);

10.  Glimcher Blaine, Inc., a Delaware corporation (100% shareholder);

11.  Glimcher Montgomery, Inc., a Delaware corporation (100% shareholder);

12.  GP Olathe, Inc., a Delaware corporation (100% shareholder); and

13.  GP MetroMall, Inc., a Delaware corporation (100% shareholder).

14.  Glimcher Mount Vernon, Inc., a Delaware corporation (100% shareholder).

15.  Glimcher PTC , Inc., a Delaware corporation (100% shareholder).

16.  Glimcher Eastland, Inc., a Delaware corporation (100% shareholder).

17.  Glimcher Loyal Plaza, Inc., a Delaware corporation (100% shareholder).

18. Glimcher Loyal Plaza Tenant, Inc., a Delaware corporation (100% shareholder).

GLIMCHER PROPERTIES CORPORATION HAS THE FOLLOWING SUBSIDIARIES:

1.   Glimcher Grand Central, Inc., a Delaware corporation (100% shareholder);

2.   Glimcher Morgantown Mall, Inc., an Ohio corporation (100% shareholder).

3.   San Mall Corporation, a Delaware corporation (100% shareholder).

GLIMCHER PROPERTIES LIMITED PARTNERSHIP HAS THE FOLLOWING SUBSIDIARIES:

1. Grand Central Limited Partnership, a Delaware limited partnership (99% limited partnership interest);

2. Glimcher University Mall Limited Partnership, a Delaware limited partnership (99% limited partnership interest);

3. Morgantown Mall Associates Limited Partnership, an Ohio Limited partnership (99% limited partnership interest);

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4.   Olathe Mall LLC, a Colorado limited liability company (approximately 99%
     member interest);

5. Johnson City Venture LLC, a Delaware limited liability company (99% member interest);

6. Dayton Mall Venture LLC, a Delaware limited liability company (99% member interest);

7. Colonial Park Mall Limited Partnership, a Delaware limited partnership (99.5% limited partners);

8. JG Mezzanine LLC, a Delaware limited liability company (100% member interest);

9. Glimcher Development Corporation, a Delaware corporation (100% shareholder);

10. Weberstown Mall, LLC, a Delaware limited liability company (99% member interest);

11. Glimcher Northtown Venture, LLC, a Delaware limited liability company (99% member interest);

12. Montgomery Mall Associates Limited Partnership, a Delaware limited partnership (99% limited partnership interest);

13. Glimcher SuperMall Venture, LLC a Delaware limited liability company (approximately 99% member interest);

14. San Mall, LP, a Delaware limited Partnership (99.5% limited partnership interest);

15. Polaris Center, LLC, a Delaware limited liability company (49% member interest);

16. Charlotte Eastland Mall, LLC, a Delaware limited liability company (99% member interest);

17. Polaris Mall, LLC, a Delaware limited liability company (approximately 39% member interest);

18. Great Plains MetroMall, LLC, a Colorado limited liability company (45% member interest);

19. Mount Vernon Venture, LLC, a Delaware limited liability company (99% member interest);

20. Loyal Plaza Venture, LP, a Delaware limited partnership (99% limited partnership interest);

21. Glimcher Loyal Plaza Tenant, LP, a Delaware limited partnership (99% limited partnership interest);

22. Jersey Gardens Center, LLC, a Delaware limited liability company (100% member interest);

23. Glimcher Westpark Plaza. LLC., a Delaware limited liability company (100% member interest);

24. New Boston Mall, LLC., a Delaware limited liability company (100% member interest);

25. Shady Springs Plaza, LLC., a Delaware limited liability company (100% member interest);

26. Southside Mall, LLC., a Delaware limited liability company (100% member interest);

27. Glimcher Ashland Venture, LLC., a Delaware limited liability company (100% member interest);

28. Glimcher River Valley Mall, LLC., a Delaware limited liability company (100% member interest);

29. Hocking Valley Mall, LLC, a Delaware limited liability company (100% member interest);

30. Glimcher Columbia, LLC, a Delaware limited liability company (100% member interest);

31. Fairfield Village, LLC, a Delaware limited liability company (100% member interest);

32. Glimcher JG Urban Renewal, Inc., a New Jersey corporation (100% shareholder);

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33.  LC Portland, LLC, a Delaware limited liability company (100% member interest);

34. GB Northtown, LLC, a Delaware limited liability company (100% member interest);

35. Glimcher WestShore, LLC, a Delaware limited liability company (100% member interest);

36. MFC Beavercreek, LLC, a Delaware limited liability company (100% member interest);

37. EM Columbus, LLC, a Delaware limited liability company (100% member interest).

GLIMCHER DEVELOPMENT CORPORATION HAS THE FOLLOWING SUBSIDIARIES:

1. Trans State Development, LLC, a Delaware limited liability company (99% membership interest).

2.   Ohio Entertainment Corporation, a Delaware corporation (100% shareholder);

3.   Trans State Development, Inc., a Delaware corporation (100% shareholder);